CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration
Statement of BANC ONE CORPORATION on Form S-4 of our reports:

     - dated February 26, 1993 on our audits of the consolidated financial statements of BANC ONE
          CORPORATION as of December 31, 1992 and 1991 and for the years ended December 31, 1992, 1991, and 1990;

     - dated February 22, 1991 on our audit of the consolidated financial statements of Bank One, Texas, NA as of December 31, 1990 and for the year ended
          December 31, 1990;

included in BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1992.

Additionally, we consent to the incorporation by reference in the Registration Statement of BANC ONE CORPORATION on Form S-4 of our report dated August 18, 1993 on our audits of the supplemental consolidated financial statements of BANC ONE CORPORATION as of December 31, 1992 and 1991 and for the years ended December 31, 1992, 1991, and 1990, included in BANC ONE CORPORATION's Current Report filed on Form 8-K.

We also consent to the reference to our Firm under the caption
"Experts" in said Registration Statement.

                                   COOPERS & LYBRAND

                                   COOPERS & LYBRAND

Columbus, Ohio
February 23, 1994












                Consent of Independent Public Accountants



The Board of Directors
Capital Bancorp and Capital City Bank:


We consent to the use of our reports dated January 12, 1993 with respect to the consolidated financial statements of Capital Bancorp and subsidiary, and the financial statements of Capital City Bank as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992 included herein, and to the reference to our firm under the heading
"Experts" in the prospectus.



                                          KPMG Peat Marwick


Salt Lake City, Utah
February 21, 1994